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Proxy Results

A Special Meeting of Shareholders was held on March 22, 2010 to elect seven individuals to the Board of Trustees of PowerShares Exchange-Traded Fund Trust.

The results of the voting on the above matter were as follows:

                                                                                                    WITHHOLDING/
TRUSTEES                                                                           VOTES FOR        ABSTENTIONS*
-------------------------------------------------------------------------------  ----------------  -------------
Ronn R. Bagge                                                                       426,624,761      8,241,402
Todd J. Barre                                                                       426,876,044      7,990,119
H. Bruce Bond                                                                       426,681,223      8,184,940
Kevin M. Carome                                                                     425,386,415      9,479,748
Marc M. Kole                                                                        426,529,715      8,336,448
Phillip M. Nussbaum                                                                 426,531,618      8,334,545
Donald H. Wilson                                                                    426,691,769      8,174,394

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*Includes Non-Votes.